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                                                                       Exhibit 7

                               POWER OF ATTORNEY

     I, the Second Vice President and Chief Accounting Officer of New England Life Insurance Company, a Massachusetts corporation, hereby constitute and appoint Anne M. Goggin, Rodney J. Chandler, Maura A. Murphy, Marie C. Swift and
H. James Wilson, each of them singly, my true and lawful attorneys, with full power to them and each of them to sign for me and in my name and in the capacities indicated below, the Registration Statements filed with the Securities and Exchange Commission for the purpose of registering New England Variable Life Separate Account established by New England Life Insurance Company on January 31, 1983 as a unit investment trust under the Investment Company Act of 1940 and the variable life policies issued by said separate account under the Securities Act of 1933, and any and all amendments thereto, hereby ratifying and confirming my signature as it may be signed by my said attorneys to said Registration Statements and any and all amendments thereto.


     Witness my hand on the 12th of February, 1998.



                                          /s/ Richard A. Robinson
                                          Second Vice President and Chief
                                          Accounting Officer